Exhibit 99.1

TaoWeave, Inc. Begins Trading on Nasdaq Under New Ticker “TWAV” and Launches Real-Time Treasury Transparency Website

Company provides live view into TAO holdings and valuation metrics as it continues to expand its decentralized AI treasury

DENVER – December 10, 2025 – TaoWeave, Inc. (Nasdaq: TWAV), a digital asset treasury company focused exclusively on Bittensor (TAO), today announced that its common stock has begun trading on the Nasdaq Capital Market under its new ticker symbol “TWAV”, effective at the market open this morning. The Company previously traded under the symbol “OBLG.”

As part of this transition, TaoWeave also announced the launch of its new corporate website at www.taoweave.ai, which provides investors with real-time visibility into the Company’s key valuation and treasury metrics, including TAO holdings, estimated treasury value, market capitalization, and market value to net asset value (“mNAV”) ratio. The site is designed to give shareholders a clear, always-on view of TaoWeave’s exposure to the Bittensor ecosystem and the decentralized AI sector.

TaoWeave further updated investors on its Bittensor (TAO) position. On November 12, 2025, the Company reported holdings of 21,943 TAO tokens, with an estimated market value of approximately $8.0 million based on the then-current UTC closing price. Over the last 30 days, TaoWeave has increased its TAO holdings to 24,382 tokens, reflecting continued execution of its TAO-exclusive treasury strategy.

“This is a meaningful milestone in TaoWeave’s evolution as a pure-play decentralized AI treasury company,” said Peter Holst, Chief Executive Officer of TaoWeave, Inc. “Trading under ‘TWAV’ aligns our market identity with our strategy, and our new website gives investors the kind of transparency they expect from a public vehicle focused on a single digital asset. Expanding our TAO position over the past month underscores our conviction in Bittensor as a core asset at the intersection of AI and blockchain.”

The ticker change does not affect the Company’s legal name, corporate structure, or financial reporting obligations, and no action is required from existing shareholders in connection with this change.

About TaoWeave, Inc.

TaoWeave, Inc. (Nasdaq: TWAV) is a digital asset treasury company dedicated exclusively to Bittensor (TAO), a decentralized network for machine intelligence. Through its TAO-focused treasury policy, TaoWeave provides public equity investors with regulated, exchange-traded exposure to the Bittensor ecosystem and the emerging decentralized AI sector. The Company’s strategy centers on acquiring, securely holding, and staking TAO tokens while offering transparent, real-time disclosure of its treasury position via www.taoweave.ai.

Forward-looking and cautionary statements

This press release and any oral statements made regarding the subject of this release contain forward-looking statements as defined under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, that address activities that the Company assumes, plans, expects, believes, intends, projects, estimates, or anticipates (and other similar expressions) will, should, or may occur in the future are forward-looking statements. The Company's actual results may differ materially from its expectations, estimates, and projections, and consequently, you should not rely on these forward-looking statements as predictions of future events. Without limiting the generality of the foregoing, forward-looking statements contained in this press release include statements relating to the Company's expectation that decentralized AI represents a significant opportunity in both artificial intelligence and digital assets. The forward-looking statements are based on management's current belief, based on currently available information, as to the outcome and timing of future events and involve factors, risks, and uncertainties, including the volatility of market price for our securities, that may cause actual results in future periods to differ materially from such statements. A list and description of these and other risk factors can be found in the Company's Annual Report on Form 10-K for the year ending December 31, 2024, the Company's Form 10-Q filed on May 13, 2025, the Company's Form 10-Q filed on August 14, 2025, the Company's Form 10-Q filed on November 13, 2025, and in other filings made by the Company with the SEC from time to time. Any of these factors could cause the Company's actual results and plans to differ materially from those in the forward-looking statements. Therefore, the Company cannot give any assurance that its future results will be as estimated. The Company does not intend to, and disclaims any obligation to, correct, update, or revise any information contained herein.

Investor Relations Contact

David Clark

investors@taoweave.ai

(213) 683-8863 ext. 5